Exhibit 99.1

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V81137-S25561 1. A proposal to approve the Agreement and Plan of Merger, dated as of September 15, 2025 (as amended from time to time, the "merger agreement"), by and among National Bank Holdings Corporation ("NBHC"), Vista Bancshares, Inc. ("Vista") and Bryan Wick, solely in his capacity as the shareholders’ representative (the "Vista merger proposal"); and 2. A proposal to adjourn or postpone the Vista special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of such adjournment or postponement to approve the Vista merger proposal (the "Vista adjournment proposal"). For Against Abstain ! ! ! ! ! ! VISTA BANCSHARES, INC. The Board of Directors recommends you vote FOR the following proposals: VISTA BANCSHARES, INC. 5840 W. NORTHWEST HIGHWAY DALLAS, TX 75225 (806) 370-2165 Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m., Eastern Time, on December 18, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/VBI2025SM You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m., Eastern Time, on December 18, 2025. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SCAN TO VIEW MATERIALS & VOTEw

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement is available at www.proxyvote.com. V81138-S25561 VISTA BANCSHARES, INC. Special Meeting of Shareholders December 19, 2025 11:00 a.m. Central Time THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The shareholder(s) hereby appoint(s) Bryan J. Wick and John D. Steinmetz, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Vista that the shareholder(s) is/are entitled to vote at the Special Meeting of Shareholders to be held at 11:00 a.m. Central Time, on December 19, 2025, virtually at www.virtualshareholdermeeting.com/VBI2025SM, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted FOR the proposals included herein. Continued and to be signed on reverse side